Exhibit 99.1

OSI Systems Reports Fiscal 2021 First Quarter Financial Results

  Q1 Revenues of $255 Million
  Q1 Earnings Per Share
    GAAP EPS of $0.51
    Record Non-GAAP EPS of $1.06 (16% year-over-year increase)
  Q1 Book-to-Bill Ratio of 1.6
  Backlog of $1.0 Billion as of September 30, 2020 (17% increase from June 30, 2020)
  Record Q1 Operating Cash Flow of $54 Million
  Company Raises FY 2021 Guidance

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 29, 2020--OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced financial results for the quarter ended September 30, 2020.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated, “Overall, we are pleased with the first quarter performance as we delivered strong earnings and outstanding cash flow as well as robust bookings across all divisions despite the continued impact of COVID-19. The exceptionally strong book-to-bill ratio for the quarter resulted in significant growth in backlog, and we enter Q2 with a robust pipeline of opportunities.”

The Company reported revenues of $254.9 million for the first quarter of fiscal 2021, a decrease of 12% from the $290.9 million reported for the first quarter of fiscal 2020. Net income for the first quarter of fiscal 2021 was $9.3 million, or $0.51 per diluted share, compared to net income of $20.7 million, or $1.10 per diluted share, for the first quarter of fiscal 2020. Non-GAAP net income for the first quarter of fiscal 2021 was $19.5 million, or $1.06 per diluted share, compared to non-GAAP net income for the fiscal 2020 first quarter of $17.2 million, or $0.91 per diluted share.

During the quarter ended September 30, 2020, the Company's book-to-bill ratio was 1.6. The Company's backlog was $1.0 billion as of September 30, 2020 compared to $861 million as of June 30, 2020. The Company generated operating cash flow of $54 million during the first quarter of fiscal 2021 compared to $25 million during the first quarter of fiscal 2020. Capital expenditures were $4 million during the three months ended September 30, 2020 compared to $6 million during the three months ended September 30, 2019.

Mr. Chopra commented, “Bookings in our Security division were outstanding with a book-to-bill of 1.9, leading to a significant increase in our backlog. Due in part to the continued impact of the pandemic, as expected, the Security division reported a first fiscal quarter reduction in year-over-year revenues. However, strong operational performance drove adjusted operating margin expansion. We continue to be well positioned in the global marketplace to capitalize on future opportunities.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division bounced back from a challenging 2020 fourth fiscal quarter to deliver strong revenues and operating income. With robust Q1 bookings, we believe Opto is poised to accelerate growth through the remainder of fiscal 2021.”

Mr. Chopra concluded, “We are pleased with the exceptional first quarter performance of the Healthcare division, as revenues increased 28% over revenues in Q1 fiscal 2020. This increase in revenues led to significant operating margin expansion. We continue to invest in new product development efforts and in enhancing our core product portfolio.”

During the first quarter, the Company repurchased 320,136 shares under its current stock buyback program. As of September 30, 2020, the Company’s program allows for the repurchase of approximately 2.68 million more shares.

Fiscal Year 2021 Outlook

	Current Updated Guidance	Previous Guidance

Revenues	$1.100 billion - $1.142 billion	$1.090 billion - $1.140 billion

Non-GAAP Diluted Earnings Per Share	$4.65 - $5.10	$4.50 - $5.05

The Company is increasing its fiscal year 2021 revenues guidance to a range of $1.100 billion to $1.142 billion. The Company is also raising its fiscal 2021 non-GAAP earnings guidance to $4.65 to $5.10 per diluted share. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors, including uncertainties as to the duration and scope of the COVID-19 pandemic.

The Company’s fiscal 2021 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control, or cannot otherwise be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the corresponding GAAP financial measure, being materially different from projected non-GAAP diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for the three months ended September 30, 2019 and 2020 is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions and non-cash interest expense primarily related to convertible debt, and their associated tax effects, and the impact of discrete income tax items. Management believes that these non-GAAP financial measures provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting, and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods, and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for the first quarter of fiscal 2021. To listen, please visit the Investor Relations section of the OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until November 12, 2020. The replay can either be accessed through the Company’s website, www.osi-systems.com, or by telephonic replay by calling 1-855-859-2056 and entering the conference call identification number 7284107 when prompted for the replay code.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems or its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, operational performance and impact of the COVID-19 pandemic in fiscal 2021. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; unanticipated impacts of sequestration and other U.S. Government budget control provisions; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; global economic uncertainty; impact on the Company’s business related to or resulting from the COVID-19 pandemic such as material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the fiscal year; enforcement actions in respect of any noncompliance with laws and regulations, including export control and environmental regulations and the matters that are the subject of some or all of the Company's investigations and compliance reviews; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations, many of which risks could be amplified by the magnitude and duration of the COVID-19 pandemic. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent it is required to do so under federal securities laws.

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended September 30,
	2019	2020

Revenue:
Products	$209,761	$182,747
Services	81,091	72,161
Total revenues	290,852	254,908
Cost of goods sold:
Products	146,342	124,841
Services	45,299	34,316
Total cost of goods sold	191,641	159,157
Gross profit	99,211	95,751
Operating expenses:
Selling, general and administrative	62,177	58,617
Research and development	14,246	12,082
Impairment, restructuring and other charges (benefit), net	(2,099)	8,359
Total operating expenses	74,324	79,058
Income from operations	24,887	16,693
Interest and other expense, net	(4,736)	(4,189)
Income before income taxes	20,151	12,504
(Provision) benefit for income taxes	592	(3,160)
Net income	$20,743	$9,344

Diluted income per share	$1.10	$0.51
Weighted average shares outstanding – diluted	18,903	18,335

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30,
	2019	2020
Revenues – by Segment:
Security division	$188,964	$134,775
Healthcare division	40,208	51,503
Optoelectronics and Manufacturing division, including intersegment revenues	73,638	79,914
Intersegment eliminations	(11,958)	(11,284)
Total	$290,852	$254,908

Operating income (loss) – by Segment:
Security division	$20,318	$8,906
Healthcare division	2,817	8,984
Optoelectronics and Manufacturing division	8,769	8,740
Corporate	(7,337)	(9,456)
Intersegment eliminations	320	(481)
Total	$24,887	$16,693

OSI SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2020	September 30, 2020
Assets

Cash and cash equivalents	$76,102	$76,925
Accounts receivable, net	269,840	253,149
Inventories	241,226	255,434
Other current assets	30,541	29,285
Total current assets	617,709	614,793
Property and equipment, net	127,936	127,705
Goodwill	310,627	315,511
Intangible assets	128,279	134,781
Other non-current assets	83,990	78,158
Total Assets	$1,268,541	$1,270,948

Liabilities and Stockholders' Equity

Bank lines of credit	$59,000	$51,000
Current portion of long-term debt	926	898
Accounts payable and accrued expenses	154,487	163,591
Other current liabilities	115,688	118,448
Total current liabilities	330,101	333,937
Long-term debt	267,072	269,356
Other long-term liabilities	99,216	110,115
Total liabilities	696,389	713,408
Total stockholders’ equity	572,152	557,540
Total Liabilities and Stockholders’ Equity	$1,268,541	$1,270,948

OSI SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended September 30,
	2019		2020
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP basis	$20,743	$1.10	$9,344	$0.51
Impairment, restructuring and other charges (benefit), net	(2,099)	(0.11)	8,359	0.46
Amortization of acquired intangible assets	3,597	0.19	3,776	0.21
Non-cash interest expense	2,163	0.11	2,226	0.12
Tax effect of above adjustments	(1,021)	(0.05)	(3,946)	(0.22)
Impact from discrete income tax items	(6,214)	(0.33)	(276)	(0.02)
Non-GAAP basis	$17,169	$0.91	$19,483	$1.06

RECONCILIATION OF GAAP TO NON-GAAP
OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT
(in thousands, except percentages)

Three Months Ended September 30, 2019
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$20,318	10.8%	$2,817	7.0%	$8,769	11.9%	$(7,017)	$24,887	8.6%
Restructuring and other charges (benefit), net	-	-	-	-	(13)	-	(2,086)	(2,099)	(0.7)
Amortization of acquired intangible assets	2,800	1.4	-	-	797	1.1	-	3,597	1.2
Non-GAAP basis– operating income (loss)	$23,118	12.2%	$2,817	7.0%	$9,553	13.0%	$(9,103)	$26,385	9.1%

Three Months Ended September 30, 2020
	Security Division		Healthcare Division		Optoelectronics and Manufacturing Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$8,906	6.6%	$8,984	17.4%	$8,740	10.9%	$(9,937)	$16,693	6.5%
Impairment, restructuring and other charges (benefit), net	8,253	6.1	-	-	146	0.2	(40)	8,359	3.3
Amortization of acquired intangible assets	2,813	2.1	202	0.4	761	1.0	-	3,776	1.5
Non-GAAP basis– operating income (loss)	$19,972	14.8%	$9,186	17.8%	$9,647	12.1%	$(9,977)	$28,828	11.3%

Contacts

OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
Tel: (310) 349-2237
avashishat@osi-systems.com